UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52499
(Commission File Number)

98-0515290
(IRS Employer Identification No.)

400 - 409 Granville Street Vancouver, British Columbia V6C 1T2
(Address of principal executive offices and Postal Code)

(604) 678-2531
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into a Material Definitive Agreement

We entered into an Amendment Agreement (the “Agreement”) with Yale Resources Ltd. (the “Optionor”) dated as of June 25, 2010 pursuant to which we amended the Option Agreement with the Optionor (the “Option Agreement”) dated July 7, 2009.  The amendments to the Option Agreement are as follows:

(i)	subsection 2.2.2(i) is deleted in its entirety; and

(ii)	subsection 2.2.2(ii) is replaced with the following:

“on or before the date which is two (2) years after the Effective Date, Del Toro (formerly Candev) will fund Expenditures aggregating CDN $400,000 on the Property, and”.

In consideration of entering into the Agreement, we agreed to issue 150,000 common shares of our company to the Optionor effective June 25, 2010.

Following our entry into the amended option agreement, to exercise the option to acquire a further 30% interest in the Dos Naciones Property (the “Property”), we are required to issue securities and fund exploration, development and other expenditures (the “Expenditures”) on the Property in the following manner:

(i) on or before July 7, 2010, we are required to issue 200,000 restricted shares of common stock to the Optionor;

 (ii)  on or before July 7, 2011, we are required to issue 250,000 restricted shares of common stock to the Optionor and fund additional expenditures on the exploration program on the Property in the minimum amount of CDN$400,000; and

 (iii)  on or before July 7, 2012, we are required to issue 350,000 restricted shares of common stock to the Optionor and fund additional expenditures on the exploration program on the Property in the minimum amount of CDN$400,000.

Item 3.02  Unregistered Sales of Equity Securities

Effective June 25, 2010, we issued 150,000 shares of common stock to Yale Resources Ltd. pursuant to the Agreement.  We issued the securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1	Amendment to Option Agreement between Del Toro Silver Corp. and Yale Resources Ltd. dated June 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.

/s/ Mark McLeary
Mark McLeary
President

Date:  June 28, 2010